                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATION

            Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Nextera Enterprises, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

            (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Act of 1934, as amended; and

            (ii) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2004

                                  By: /s/ Michael P. Muldowney
                                  ----------------------------------------------
                                  President and Chief Financial Officer
                                  (Principal Executive Officer and Principal
                                  Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.